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                                  EXHIBIT 11
                                  ----------

                  CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                     (in thousands, except per share data)


                                        For the Nine Months Ended November 30,
                                       ----------------------------------------
                                              2002                  2001
                                       ------------------    ------------------
                                         Basic    Diluted      Basic    Diluted
                                       --------  --------    --------  --------
Income applicable to common shares     $151,285  $151,285    $109,420  $109,420
                                       ========  ========    ========  ========
Shares:
Weighted average common shares
  outstanding                            89,617    89,617      84,724    84,724
Adjustments:
  Stock options                            -        3,052        -        2,416
                                       --------  --------    --------  --------
Adjusted weighted average common
  shares outstanding                     89,617    92,669      84,724    87,140
                                       ========  ========    ========  ========

Earnings per common share              $   1.69  $   1.63    $   1.29  $   1.26
                                       ========  ========    ========  ========



                                        For the Three Months Ended November 30,
                                       ----------------------------------------
                                              2002                   2001
                                       ------------------    ------------------
                                         Basic    Diluted      Basic    Diluted
                                       --------  --------    --------  --------
Income applicable to common shares     $ 64,344  $ 64,344    $ 49,643  $ 49,643
                                       ========  ========    ========  ========
Shares:
Weighted average common shares
  outstanding                            90,323    90,323      86,858    86,858
Adjustments:
  Stock options                            -        2,760        -        2,619
                                       --------  --------    --------  --------
Adjusted weighted average common
  shares outstanding                     90,323    93,083      86,858    89,477
                                       ========  ========    ========  ========

Earnings per common share              $   0.71  $   0.69    $   0.57  $   0.55
                                       ========  ========    ========  ========
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